Exhibit 10.8

SEVENTH LEASE MODIFICATION AGREEMENT

AGREEMENT made as of December 28, 2004, by and between 250 WEST 57TH ST. ASSOCIATES L.L.C., a limited liability company having its office at 60 East 42nd Street, New York, New York (hereinafter called “Landlord”); and FISK BUILDING ASSOCIATES L.L.C., a limited liability company having its office at 60 East 42nd Street, New York, New York (hereinafter called “Tenant”).

W I T N E S S E T H :

WHEREAS, on September 30, 1953 a net lease covering the entire premises known as the Fisk Building, located at 250 West 57th Street, New York, New York (the “Building”), was made between Landlord’s predecessor , partnership known as 250 West 57th St. Associates and Tenant’s predecessor, a partnership known as Fisk Building Associates, which lease was assigned on May 1, 1954 by said predecessor to Tenant (also formerly known as Fisk Building Associates); and

WHEREAS, said lease was modified by Modification Agreement dated June 12, 1961, by Second Modification Agreement dated June 10, 1965, by Third Lease Modification Agreement dated as of May 1, 1975, by Fourth Lease Modification Agreement dated November 12, 1985, by Fifth Lease Modification Agreement dated as of September 1, 1999 and by Sixth Lease Modification Agreement dated as of November 17, 2000 (which lease, as so modified, is hereinafter called the “Lease”); and

WHEREAS, a modernization program had been undertaken to maintain the competitive position of the Building for which funds were borrowed by Landlord and made available to Tenant; and

WHEREAS, additional enhancements to the Building are deemed necessary to maintain such competitive position; and

WHEREAS, Landlord is willing to make funds available for such enhanced program, provided that Basic Rent (as hereinafter defined) is increased as hereinafter provided, and Tenant is willing to apply the funds as agent for Landlord toward the cost of such program.

NOW, THEREFORE, in consideration of the sum of Ten ($10.00) Dollars, the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be bound, hereby agree as follows:

1. Landlord and Tenant agree that improvements substantially as shown on Exhibit A to the Sixth Lease Modification Agreement have been undertaken, The additional enhancements referred to in the recital above, as shown on Exhibit A attached hereto and made a part hereof, constitute the enhanced modernization program referred to herein and shall be substantially made to the demised premises. All work performed by Tenant in furtherance of such modernization program shall be done as agent for Landlord and for the account of Landlord, and when completed, shall become the property of Landlord. All net proceeds of any loan(s) obtained in connection with such modernization program shall be turned over by Landlord to Tenant and applied to pay the costs of such program.

2. A. There is hereby added to fixed payments of Basic Rent payable under Paragraph 2(A) the amount of the installments of debt service (except any balloon payment at maturity) payable under any Permitted Mortgage.

B. Paragraph 13 of the Lease shall be deleted and restated in its entirety as follows:

“13. Tenant agrees that its rights hereunder are subordinate to (i) the mortgage presently encumbering the demised premises and (ii) any future mortgages placed on the demised premises by Landlord having an aggregate principal balance of up to $30,500,000 plus refinancing costs in connection therewith, provided that (a) such new mortgages are made by an institutional lender on a non-recourse basis and (b) the proceeds of any increase in the principal amount of the loan(s) secured by such new mortgage(s) are used to refinance the then existing mortgage(s) on the demised premises and/or in connection with the demised premises (each mortgage to which Tenant’s rights hereunder are subordinate is hereinafter a “Permitted Mortgage”). Tenant agrees to execute, upon demand, any documents required to evidence such subordination. Tenant further agrees that it will not do or suffer to be done any act upon the demised premises which will violate any of the terms of any Permitted Mortgage or the obligations secured thereby.”

3. Paragraph 29 of the Lease shall be deleted and restated in its entirety as follows:

“29. For the purpose of this Paragraph 29, the term “Mortgage” shall mean (i) any fee mortgage encumbering the demised premises on the date hereof and (ii) any fee mortgage to which the Lease is subordinate under the provisions of Paragraph 13 of this Lease, and the term ‘refinancing’ shall include any consolidation, modification, renewal, extension or replacement of any Mortgage. In the event that there shall be one or more refinancings of any Mortgage, the annual Basic Rent will be in an amount equal to the sum of TWENTY-EIGHT THOUSAND DOLLARS ($28,000.00) plus an amount equal to the installment payments for interest and/or amortization (not including any balloon principal payment due at maturity) required annually under any such Mortgage immediately subsequent to refinancing.”

4. Landlord and Tenant agree to negotiate the terms of additional options to permit Tenant to extend the term of the Lease beyond its current expiration date and any renewal or extension term pursuant to an existing renewal option, on the condition that such extension rights shall be in proportion to the net present benefit to Landlord of the related increase in Basic Rent and the value of the enhancements after completion.

5. Except as herein modified, the Lease shall remain in full force and effect, and the parties hereby ratify and confirm all of the other terms, covenants and conditions thereof.

6. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

Landlord: 250 WEST 57TH ST. ASSOCIATES L.L.C.

By:	/s/ Peter L. Malkin
Peter L. Malkin, Member

By:	/s/ Anthony E. Malkin
Anthony E. Malkin, Member

Tenant: FISK BUILDING ASSOCIATES L.L.C.

By:	/s/ Peter L. Malkin
Peter L. Malkin, Member

Exhibit A

Fisk Building-250 West 57th Street

Property Improvement Schedule

Project/Item

Elevator equipment and system upgrade & replacement

Public corridor and elevator lobby improvements

Bathroom upgrades

Main lobby and entrance improvements

Windows replacement program

Façade, courtyard and setbacks renovation

New energy efficient chiller plant

House tanks replacement & capacity upgrade

DC electric conversion

New energy efficient heating plant

Security & communication system improvements

Misc. mechanical upgrades & new backflow system

Consultant fees

Contingency

*

STATE OF NEW YORK	)
) s.s.:
COUNTY OF NEW YORK	)

On the 21st day of December in the year 2004 before me, the undersigned, a Notary Public in and said State, personally appeared Peter L. Malkin, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacities, and that by his signature on the instrument, the individuals, or the persons upon behalf of which the individual acted, executed the instrument.

/s/ Beatrice E. Branson
Notary Public

STATE OF NEW YORK	)
) s.s.:
COUNTY OF NEW YORK	)

On the 21st day of December in the year 2004 before me, the undersigned, a Notary Public in and said State, personally appeared Anthony E. Malkin, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Beatrice E. Branson
Notary Public

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